Exhibit 10.9

Fixed Asset Transfer Contract

Transferor: Nanjing Culture and Artwork Property Exchange Co., Ltd (hereinafter, “Party A”)

Transferee: Kashi Longrui Business Management Services Co., Ltd (hereinafter, “Party B”)

Party A and Party B hereby enter into the following agreement on transfer of Party A’s fixed assets through friendly consultations:

1. Party A agrees to transfer a group of fixed assets to Party B for a price of RMB 2.04 million Yuan and Party B agrees to pay such amount to Party A in full prior to November 30, 2018. The specific list of transferred assets and transfer prices are shown in the annex, which shall constitute integral part of this contract and bear the same legal effect as this contract.

2. Both parties confirm that Party A will transfer any and all of the aforesaid fixed assets to Party B prior to September 30, 2018. The vouchers and written descriptions related to such assets shall be delivered by Party A along with the transfer.

3. Party B will become the lawful owner of such fixed assets and has any and all rights and obligations related to the assets transferred hereunder as of the delivery date set forth herein.

4. Liabilities for default: either party shall be deemed in default if it violates any representations, warranties or undertakings made by it herein or any terms of this agreement. The defaulting party shall pay the non-defaulting party liquidated damages in full.

5. Dispute resolution: Any dispute arising hereunder shall be resolved by both parties through consultations, failing which either party has the right to submit the dispute to court governing the place of Party A for adjudication.

6. This agreement will take effect upon being signed and sealed by both parties. This agreement is made in duplicate, one copy for each party and each copy bearing the same legal effect. Any matters not specified herein shall be resolved by both parties and incorporated into additional agreements to be executed by both parties, which agreements shall bear the same legal effect as this agreement.

Party A (sea):	Party B(seal):
Authorized representative (signature):	Authorized representative (signature):
Date:	Date:

Annex: List of fixed assets transferred and transfer prices